THE ENCORE GROUP, INC.                                              EXHIBIT 19.1
UNAUDITED PRO FORMA BALANCE SHEET

                                                      March 31, 1998
                                                      --------------
ASSETS
  CASH & EQUIVALENTS                                    $   (2,146)
  ACCOUNTS RECEIVABLE                                      439,745
  INVENTORY                                                796,797
  ORGANIZATIONAL COSTS                                     174,556
  PREPAID EXPENSES & DEPOSITS                               25,553
                                                        ----------
    TOTAL CURRENT ASSETS                                 1,434,505

  NOTES RECEIVABLE                                         248,951

  PROPERTY, PLANT & EQUIPMENT, NET                       1,110,770
                                                        ----------
    TOTAL ASSETS                                        $2,794,226
                                                        ==========

LIABILITIES
  NOTES PAYABLE                                         $  599,138
  ACCOUNTS PAYABLE                                         730,781
  ACCRUED LIABILITIES                                      216,463
  CURRENT PORTION OF LONG TERM DEBT                        178,138
                                                        ----------
    TOTAL CURRENT LIABILITIES                            1,724,520

  LONG TERM DEBT                                         1,004,706
                                                        ----------
    TOTAL LIABILITIES                                    2,729,226

SHAREHOLDERS EQUITY
  COMMON STOCK                                              15,000
  PREFERRED STOCK                                           50,000
  PAID-IN-CAPITAL
  RETAINED EARNINGS
  CURRENT INCOME (LOSS)
                                                        ----------
    TOTAL EQUITY                                            65,000
                                                        ----------
TOTAL LIABILITIES & EQUITY                              $2,794,226
                                                        ==========